EXHIBIT 10.1

SECOND AMENDMENT TO PURCHASE AND SALE AGREEMENT
AND ESCROW INSTRUCTIONS

This Second Amendment to Purchase and Sale Agreement and Escrow Instructions (“Second Amendment”) is entered into as of this third (3rd) day of October, 2005, by and between OWENS MORTGAGE INVESTMENT FUND, a California limited partnership (“Seller”) and VENTURE DEVELOPMENT CORPORATION, a California corporation, dba Venture Corporation (“Buyer”).

Recitals

A.	Seller and Buyer have entered into that certain Purchase and Sale Agreement and Escrow Instructions dated June 10, 2005, as amended by that certain letter agreement dated August 9, 2005, from Samuel L. Farb, Buyer’s attorney, to Seller (collectively, the “Purchase Agreement”), pursuant to which Seller agreed to sell to Buyer, and Buyer agreed to purchase from Seller, that certain real property, consisting of approximately fourteen and two tenths (14.2) acres of land, located at 455 Piercy Road in the City of San Jose, County of Santa Clara, State of California, more particularly described in Exhibit A attached to the Purchase Agreement (APN 678-93-030), together with all easements and appurtenances thereto, including, without limitation, all rights owned by Seller to any mineral rights, water and water rights, wells, well rights and well permits, sanitary and/or storm sewer capacity or reservations and rights under utility agreements with any applicable governmental or quasi-governmental entities or agencies with respect to the providing of utility services to such land referred to above (collectively, the “Property”).

B.	Seller and Buyer now desire to modify or amend the Purchase Agreement as more particularly described below.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth below, and for other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.	Recitals. The Recitals set forth above are true and correct and are incorporated herein by reference.

2.	Capitalized Terms. Except as otherwise defined herein, the capitalized terms set forth in this Second Amendment shall have the meanings ascribed to them in the respective agreement to which the capitalized term refers.

3.	Revival of Purchase Agreement. The parties hereto acknowledge and agree that the Purchase Agreement is hereby revived and in full force and effect, subject to the terms below.

4.	Review and Approval of Condition of Title. Buyer and Seller each acknowledge and agree that the Approved Exceptions (referred to in Section 4.1.1 of the Purchase Agreement) shall be only the following: (i) non-delinquent real property taxes and assessments, a lien not yet due and payable, for fiscal tax year in which the Closing occurs (prorated as of the close of escrow), (ii) title exception numbers 2 (supplemental taxes arising solely from the sale of the Property from Seller to Buyer), 3 through 8, 10 through 17, 19 and 21 as shown on that certain 2nd updated preliminary title report dated as of July 29, 2005, prepared by First American Title Insurance Company, Order No. NCS-170827.

5.	Feasibility Period. The expiration date of the Feasibility Period is hereby extended to October 19, 2005.

6.	Close of Escrow. The Outside Closing Date referred to in Section 7.1 of the Purchase Agreement is hereby extended to be January 9, 2006.

7.	Conflicts. Except as modified above, the terms and conditions of the Purchase Agreement shall remain unmodified and in full force and effect. In the event of any conflict or inconsistency between the terms of this Second Amendment and the terms of the Purchase Agreement, the terms of this Second Amendment shall control.

8.	Counterparts. This Second Amendment may be executed in counterparts, each of which shall be deemed an original and together shall constitute one instrument. Copies of this Second Amendment signed by any party and transmitted to the other parties by facsimile or other electronic transmission shall be deemed the same as an original signature on the Second Amendment and shall be binding on, and enforceable against, such party whose signature is transmitted by facsimile or other electronic transmission.

IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment on the day and year first above written.

BUYER:

VENTURE DEVELOPMENT CORPORATION,
a California corporation, dba Venture Corporation

By:         /s/ Mark Heavey
Name:    Mark Heavey
Its:         C.O.O.

SELLER:

OWENS MORTGAGE INVESTMENT FUND,
a California limited partnership

By:    Owens Financial Group, Inc.,
          a California corporation,
          its General Partner

          By:             /s/ Andrew J. Navone
          Name:        Andrew J. Navone
Its: Vice President